Exhibit 99.1

Tango Therapeutics Announces CEO Transition: Barbara Weber to Retire, Malte Peters Appointed Successor

- Founding CEO Barbara Weber, M.D. to become executive chair of the board of directors -

- Malte Peters, M.D., current board member, appointed President and Chief Executive Officer, effective immediately –

BOSTON, January 8, 2026 (GLOBE NEWSWIRE) — Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines today announced the retirement of its Chief Executive Officer, Dr. Barbara Weber, effective today January 8, 2026. Dr. Weber, the company’s founding CEO, will become Executive Chair for 2026 and then serve as non-executive chair starting in 2027. She is succeeded by Dr. Malte Peters, a distinguished leader with extensive clinical development and leadership experience and who has served on the Tango Board of Directors since 2018, who will drive the next phase of company growth.

In her new capacity as Executive Chair, Dr. Weber will remain closely involved with the senior management team of Tango, supporting the company’s strategic priorities and working with Dr. Peters to ensure a seamless transition and continued clinical execution throughout 2026. Alexis Borisy, the current Board Chair, will transition to Lead Independent Director.

“It has been an extraordinary privilege to build and lead Tango from its inception,” said Barbara Weber, M.D., Executive Chair of Tango Therapeutics. “I am incredibly proud of what the team has accomplished in the last eight years as we leveraged rigorous science to advance our mission to improve outcomes for people with cancer. With vopimetostat now advancing into its first registrational trial and actively enrolling potentially transformative combination studies, this is the right moment for Malte’s leadership expertise and strategic vision to propel Tango into the next phase of growth.”

Dr. Weber added, “Having worked closely with Malte for over 15 years, I have seen firsthand his exceptional leadership in late-stage clinical development and his deep commitment to patients. I have the confidence and trust that bringing his extensive late-stage development and regulatory expertise to our promising clinical-stage pipeline will be an important driver of our success as we move vopimetostat into pivotal studies and ultimately commercialization.”

“Following a thorough formal search process, we are thrilled to appoint Dr. Malte Peters as president and CEO,” said Alexis Borisy, Lead Independent Director of Tango Therapeutics. “On behalf of the entire Board, I want to extend our heartfelt gratitude to Barbara for her many years of visionary leadership and unwavering dedication. Her accomplishments, especially in advancing vopimetostat to the threshold of pivotal clinical studies, have been truly transformative for the company. We look forward to her continued guidance as Executive Chair and are confident in the future of Tango under Malte’s capable leadership.”

“I am honored to join the executive team of Tango at such a pivotal time and would like to congratulate Barbara and the team on the outstanding accomplishments,” said Malte Peters, M.D., President and Chief Executive Officer of Tango Therapeutics. “I look forward to continuing to work with Barbara, as she steps into the Executive Chairman role, the Board, and our entire executive team. The progress to date is a testament to Barbara’s remarkable leadership and the dedication of the entire team. I value the trust placed in me and look forward to leading Tango as we build on this strong foundation to pursue our shared vision for the future.”

An accomplished industry veteran, Dr. Peters joins the Tango executive team with a proven track record in both early- and late-stage clinical development, having led global teams and brought innovative therapies to patients. In addition to his service on the Tango board, he was Chief Research and Development Officer at MorphoSys AG, following his tenure as Chief Development Officer and board member since March 2017, where he oversaw a large development organization and the global regulatory approval of Monjuvi in combination with lenalidomide in diffuse large B cell lymphoma. Earlier in his career, he was Global Head of Clinical Development for the Biopharmaceuticals Business Unit at Sandoz International. He also held key leadership positions at Novartis as Clinical Head and Site Head for Basel and East Hanover in Oncology Translational Medicine. Dr. Peters earned his medical degree from the Freie Universität Berlin, Germany, with medical training at the Universities of Padova, Italy, and Bochum and Berlin, Germany.

The company also renewed its previous guidance on anticipated clinical milestones in 2026:

•	Combination trial with vopimetostat + daraxonrasib, and vopimetostat + zoldonrasib (Revolution Medicines), phase 1/2 initial safety and efficacy data 2026

•	Vopimetostat monotherapy Phase 1/2 clinical data lung cancer update in 2026

•	Vopimetostat monotherapy 2L pancreatic cancer pivotal study start 2026

•	TNG456 monotherapy phase 1/2 trial initial safety and efficacy data 2026

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Weber’s statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors, including our belief that vopimetostat has the potential to play a major role in treating patients with MTAP-del cancers; (ii) the preclinical research of the Company’s PRMT5 inhibitors, as a monotherapy and in combination,; (iii) expectations regarding the anticipated benefits of our molecules;; (v) beliefs regarding the ability of the ongoing vopimetostat clinical trial to inform the initiation of a registrational trial in pancreatic cancer next year and our development strategy in lung cancer; (vi) our plans and timing for combination trials, including the ongoing Phase 1/2 clinical trial of vopimetostat with each of two RAS(ON) inhibitors from Revolution Medicines; (vii) the timing of our Phase 1/2 clinical trial in TNG456;; and (ix) the expected timing of: (a) development candidate declaration for certain targets; (b) initiating IND-enabling studies; (c) filing INDs; (d) clinical trial initiation, enrollment, dose escalation and dose expansion (including for combination studies); (e) disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies), including expectations to present clinical updates for vopimetostat, combination, and TNG456 data in 2026; and (f) the expected benefits of the Company’s development candidates and other product candidates. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans;

Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; the Company will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond our control; the Company may not be able to realize the benefits of orphan drug or Fast Track designation (and such designations may not advance any anticipated approval timelines); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results, Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; the impact of trade restrictions such as sanctions or tariffs, legal actions or enforcement and inflation rates on our business, financial condition, and results of operations; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business); uncertainty around the U.S. presidential administration’s approach to governmental agencies and/or product candidate approvals may present challenges for our business or create a more costly environment in which to pursue the development of new therapeutic candidates; our success depends on our ability to obtain and maintain patent and other proprietary protection for our technology and product candidates; and the scope of intellectual property protection obtained may not be sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors and Media:

Elizabeth Hickin

IR@tangotx.com

media@tangotx.com